Exhibit 10.1

Execution Copy

FIRST AMENDMENT

TO THE

ACQUISITION FINANCE

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

FIRSTSUN CAPITAL BANCORP

AND

THE OTHER SIGNATORIES THERETO

April 30, 2024

FIRST AMENDMENT
TO THE
ACQUISITION FINANCE
SECURITIES PURCHASE AGREEMENT

This First Amendment to the Acquisition Finance Securities Purchase Agreement, dated as of April 30, 2024 (this “Amendment”), is entered into by and among FirstSun Capital Bancorp, a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

1.             The Company and each Purchaser have previously entered into that certain Acquisition Finance Securities Purchase Agreement, dated as of January 16, 2024 (the “Agreement”);

2.             Concurrently with the execution of the Agreement, the Company, HMST, and Merger Sub entered into that certain Merger Agreement;

3.             The Company, HMST and Merger Sub now desire to amend the terms of the Merger Agreement pursuant to Amendment No. 1 to the Agreement and Plan of Merger, dated April 30, 2024 (the “Merger Agreement Amendment”), pursuant to which, on the terms and subject to the conditions set forth therein, among other things, HMST consented to this Amendment and the exchange ratio under the Merger Agreement was adjusted;

4.             The Company and each Purchaser now desire to amend the terms of the Agreement, to consent to the Company’s execution of the Merger Agreement Amendment and to increase the number of shares to be sold and purchased pursuant to the Agreement on the terms and subject to the conditions set forth herein;

5.             In connection with the Mergers, each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 4,307,692 shares of Common Stock and shall be collectively referred to herein as the “Common Shares”).

NOW, THEREFORE, IN CONSIDERATION of the forgoing and the mutual covenants contained in the Agreement and this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

Article 1
DEFINITIONS

1.1           Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement. In addition to the terms defined elsewhere in this Amendment, for all purposes of this Amendment, the following terms shall have the meanings indicated in this Section 1.1:

“Wellington Parties” mean Bay Pond Investors (Bermuda) L.P., Bay Pond Partners, L.P., Ithan Creek Master Investors (Cayman) L.P., Wellington Global Multi-Strategy Master Fund (Cayman) L.P., Wellington Institutional Multi-Strategy Master Fund (Cayman) L.P., Wellington Pagosa Fund (Cayman) II, Ltd., Wellington-CIS Diversifying Strategies Fund (Cayman) L.P., Wolf Creek Investors (Bermuda) L.P., and Wolf Creek Partners, L.P.

Article 2
AMENDMENTS

2.1           Updated Share Allocations. Each reference in the Agreement to the Purchaser’s signature page to the Agreement shall instead reference the Purchaser’s signature page to this Amendment, including with respect to each Purchaser’s Subscription Amount and the number of Shares to be purchased.

2.2           Updated Recital. Paragraph C of the Recitals of the Agreement is hereby amended and restated as follows:

C.            In connection with the Mergers, each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 4,307,692 shares of Common Stock and shall be collectively referred to herein as the “Common Shares”).

2.3           Increased Minimum Investment Amount. Sections 5.1(g) and 5.2(e) of the Agreement are amended by deleting “$95 million” and substituting in lieu thereof “$140 million” subject to further adjustment pursuant to Section 2.6 of this Amendment.

2.4           Consent to the Merger Agreement Amendment. Each Purchaser consents under Section 4.12(c) of the Agreement to the Company’s execution of the Merger Agreement Amendment.

2.5           Waiver of Negative Covenants. Each Purchaser consents under Section 4.12(b) of the Agreement to the Company’s performance of the actions expressly contemplated by the Merger Agreement Amendment.

2.6           Additional Increase. Each Purchaser consents to the Company’s subsequent execution of an amendment to the Agreement to provide for the purchase and sale of up to 461,539 additional shares of Common Stock on the same terms and conditions, which would increase the number of Common Shares sold under the Agreement to 4,769,231 shares of Common Stock and increase the minimum investment amount from $140 million to $155 million. Castle Creek shall have, for a period of 30 days following the execution of this Amendment, the right to modify its signature page to this Amendment to increase its Subscription Amount by $15,000,017.50 to $60,000,005.00 and to increase the aggregate number of shares of Common Shares to be Acquired by 461,539 shares of Common Stock, and no less than such amount, to 1,846,154 shares of Common Stock. In the event the Company executes an amendment to this Agreement to provide for the purchase of an additional 461,539 shares of Common Stock, whether pursuant to Castle Creek’s exercise of its right or, if Castle Creek declines to exercise its right, via sale to another purchaser, the definition of Common Shares shall automatically, without any further action of the Company or the Purchasers, increase to 4,769,231 shares of Common Stock and the minimum investment amount set forth in Sections 5.1(g) and 5.2(e) shall automatically, without any further action of the Company or the Purchasers, increase to $155 million.

2.7           Wellington Amendments. The Company and each of the Wellington Parties agree that any references to the Agreement contained in the Upfront Securities Purchase Agreement or the Upfront Registration Rights Agreement shall be deemed to mean the Agreement as amended by this Amendment. The Wellington Parties consent under Section 4.13 of the Upfront Securities Purchase Agreement to the Company’s execution of the Merger Agreement Amendment and the Company’s performance of the actions expressly contemplated by the Merger Agreement Amendment. The Company and each of the Wellington Parties agree that Section 4.9 of the Upfront Securities Purchase Agreement shall be amended to obligate the Company to use its commercially reasonable best efforts to list its Common Stock within 180 days of the Closing of the Upfront Securities Purchase Agreement, subject to potential further extension as provided by Section 4.9.

Article 3
MISCELLANEOUS

3.1           Effect of Amendment. Except as expressly amended and/or superseded by this Amendment, the Agreement remains and shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement, except as expressly set forth herein. Upon the execution and delivery hereof, the Agreement shall thereupon be deemed to be amended and supplemented as set forth herein. This Amendment and the Agreement shall each henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement. If and to the extent there are any inconsistencies between the Agreement and this Amendment with respect to the matters set forth herein, the terms of this Amendment shall control. References in the Agreement or in any of the other Transaction Agreements to the Agreement shall be deemed to mean the Agreement as amended by this Amendment.

3.2           Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

3.3            Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles of any jurisdiction that would apply the law of a jurisdiction other than the State of New York.

3.4           Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Acquisition Finance Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FIRSTSUN CAPITAL BANCORP
By:
Name: Neal E. Arnold
Title: Chief Executive Officer & President

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[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

Company Signature Page

PURCHASER:

By:
Name:
Title:

Aggregate Purchase Price (Subscription Amount):
$___________________________________________

Number of Common Shares to be Acquired: ___________

Number of shares of Common Stock currently owned by Purchaser:____________________________________

Tax ID No.:____________________________________

Jurisdiction Where
Investment Decision Made:

Address for Notice:

Telephone No.: __________________________________
E-mail Address: __________________________________
Attention: ______________________________________

Delivery Instructions:
(if different than above)
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:

Purchaser Signature Page